Exhibit 99.3
Unaudited Pro Forma Condensed Consolidated Financial Statements of Valeant Pharmaceuticals International
On December 31, 2008, Valeant Pharmaceuticals International (the “Company”) completed the acquisition of Dow Pharmaceutical Sciences, Inc. (“Dow”) for an agreed price of $285.0 million, subject to certain closing adjustments. Dow is a privately held dermatology company that specializes in the development of topical products on a proprietary basis, as well as for pharmaceutical and biotechnology companies. The acquisition has been accounted for as a purchase business combination, and as such the Dow assets acquired and liabilities assumed have been recorded at their respective fair values. The allocation of the acquisition purchase price requires extensive use of accounting estimates and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed. The Company engaged an independent third-party valuation firm to assist in determining the estimated fair values of in-process research and development, identifiable intangible assets acquired and deferred revenue. Such valuations require significant estimates and assumptions, including but not limited to: determining the timing and estimated costs to complete the in-process research and development projects, projecting the likelihood and timing of regulatory approval, estimating future cash flows and determining the appropriate discount rate. The Company expects to finalize its determination of the estimated fair value of identifiable intangible assets acquired during the first quarter of 2009. However, the Company believes the fair values assigned to the assets acquired and liabilities assumed as presented herein in these pro forma financial statements are based upon reasonable assumptions. The fair value of the net assets acquired exceeded the agreed price and resulted in the recognition of conditional purchase consideration.
The accounting treatment for the acquisition requires the recognition of an additional $99.1 million of conditional purchase consideration as of September 30, 2008, because the fair value of the net assets acquired exceeded the total amount of the agreed price. The total purchase price for accounting purposes is $388.4 million including the conditional purchase consideration of $99.1 million and transaction fees. We paid $242.5 million in cash, net of cash acquired, as of December 31, 2008, and paid $5.6 million in January 2009. We have remaining payment obligations of $36.0 million, $35.0 million of which we will pay by June 30, 2009 into an escrow account for the benefit of the Dow common stockholders, subject to any indemnification claims made by us for a period of eighteen months following the acquisition closing. We have granted a security interest to the Dow common stockholders in certain royalties to be paid to us until we satisfy our obligation to fund the $35.0 million escrow account. Contingent consideration of up to $235.0 million may be incurred for future milestones related to certain pipeline products still in development. Over 85% of this contingent consideration is dependent upon the achievement of approval and commercial targets. Future contingent consideration paid in excess of the $99.1 million conditional purchase consideration will be treated as an additional cost of the acquisition and result in the recognition of goodwill.
The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and for the nine month period ending September 30, 2008 included in this report have been prepared as if the acquisition occurred on January 1, 2007. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 has been prepared as if the acquisition occurred on September 30, 2008.
The unaudited pro forma adjustments are based on management’s estimates of the fair value of the tangible and intangible assets and liabilities acquired. As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma statements. A change in the unaudited pro forma adjustments of the purchase price for the acquisition would primarily result in a reallocation affecting the value assigned to tangible and intangible assets.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.
The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the past or future results of operations. No effect has been given for costs that may be incurred in integrating the operations of the Company and Dow, or for operational efficiencies that may have been achieved if the acquisition had occurred on January 1, 2007 or September 30, 2008.

Valeant Pharmaceuticals International
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2007
(In thousands, except per share amounts)

	Year Ended December 31, 2007
			Pro Forma
	As Reported	Dow	Adjustments		Pro Forma
Revenues:
Product sales	$610,080	$—	$—		$610,080
Alliance revenue (including ribavirin royalties)	86,452	15,389	—		101,841
Service revenue	—	29,184	—		29,184

Total revenues	696,532	44,573	—		741,105

Costs and expenses:
Cost of goods sold (excluding amortization)	161,941	—	—		161,941
Cost of service revenue	—	17,987	—		17,987
Selling, general and administrative	293,551	8,083	—		301,634
Research and development costs	97,990	23,396	—		121,386
Restructuring, asset impairments and dispositions	27,675	—	—		27,675
Amortization expense	55,986	—	26,786	(a)	82,772

Total costs and expenses	637,143	49,466	26,786		713,395

Income (loss) from operations	59,389	(4,893)	(26,786)		27,710

Other income, net including translation and exchange	1,659	1,772	—		3,431
Interest income	17,583	191	(13,905	) (b)	3,869
Interest expense	(42,922)	(189)	189	(c)	(42,922)

Income (loss) from continuing operations before income taxes and minority interest	35,709	(3,119)	(40,502)		(7,912)
Provision for income taxes	14,084	1,668	—	(d)	15,752
Minority interest, net	2	—	—		2

Income (loss) from continuing operations	$21,623	$(4,787)	$(40,502)		$(23,666)

Income per share from continuing operations:
Basic	$0.23				$(0.25)

Diluted	$0.23				$(0.25)

Shares used in per share computations:
Basic	93,029				93,029

Diluted	93,976				93,029

See notes to unaudited pro forma condensed consolidated financial statements.

Valeant Pharmaceuticals International
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2008
(In thousands, except per share amounts)

	Nine Months Ended September 30, 2008
			Pro Forma
	As Reported	Dow	Adjustments		Pro Forma
Revenues:
Product sales	$431,142	$—	$—		$431,142
Alliance revenue (including ribavirin royalties)	42,821	10,101	—		52,922
Service revenue	—	28,676	—		28,676

Total revenues	473,963	38,777	—		512,740

Costs and expenses:
Cost of goods sold (excluding amortization)	126,327	—	—		126,327
Cost of service revenue	—	20,314	—		20,314
Selling, general and administrative	211,669	7,225	—		218,894
Research and development costs	75,100	16,423	—		91,523
Restructuring, asset impairments and dispositions	4,294	—	—		4,294
Amortization expense	37,616	—	20,090	(e)	57,706

Total costs and expenses	455,006	43,962	20,090		519,058

Income from operations	18,957	(5,185)	(20,090)		(6,318)

Other income (loss), net including translation and exchange	(3,384)	1,008	—		(2,376)
Loss on early extinguishment of debt	(14,882)	—	—		(14,882)
Interest income	13,026	150	(5,002	) (f)	8,174
Interest expense	(25,585)	(160)	160	(g)	(25,585)

Loss from continuing operations before income taxes and minority interest	(11,868)	(4,187)	(24,932)		(40,987)
Provision for income taxes	33,727	3,888	—	(h)	37,615
Minority interest, net	5	—	—		5

Loss from continuing operations	$(45,600)	$(8,075)	$(24,932)		$(78,607)

Loss per share from continuing operations:
Basic	$(0.51)				$(0.88)

Diluted	$(0.51)				$(0.88)

Shares used in per share computations:
Basic	89,123				89,123

Diluted	89,123				89,123

See notes to unaudited pro forma condensed consolidated financial statements.

Valeant Pharmaceuticals International
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2008
(In thousands)

			Pro Forma
	As Reported	Dow	Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$521,263	$4,164	$(246,645	) (i)	$278,782
Marketable securities	49,749	10,534	—		60,283
Accounts receivable, net	121,161	8,237	—		129,398
Inventories, net	73,478	—	—		73,478
Prepaid expenses and other current assets	14,518	1,089	—		15,607
Current deferred tax assets, net	16,811	—	—		16,811
Income taxes	15,350	—	—		15,350

Total current assets	812,330	24,024	(246,645)		589,709
Property, plant and equipment, net	103,279	3,480	—		106,759
Deferred tax assets, net	35,927	—	—		35,927
Goodwill	76,798	1,719	(1,719	) (j)	76,798
Intangible assets, net	214,761	—	184,400	(k)	399,161
Other assets	32,032	6,202	—		38,234

Total non-current assets	462,797	11,401	182,681		656,879

	$1,275,127	$35,425	$(63,964)		$1,246,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Trade payables	$55,732	$884	$—		$56,616
Accrued liabilities	133,848	9,172	41,402	(l) (m)	184,422
Notes payable	—	59	(59	) (n)	—
Deferred revenue	—	5,185	(1,215	) (o)	3,970
Income taxes payable	20,532	—	—		20,532
Current deferred tax liabilities, net	2,326	—	—		2,326

Total current liabilities	212,438	15,300	40,128		267,866
Long-term debt, less current portion	481,060	161	(161	) (n)	481,060
Deferred revenue	—	6,045	(3,301	) (o)	2,744
Deferred tax liabilities, net	215	—	—		215
Liabilities for uncertain tax positions	54,739	—	—		54,739
Other liabilities	27,323	—	99,089	(p)	126,412

Total non-current liabilities	563,337	6,206	95,627		665,170

Total liabilities	775,775	21,506	135,755		933,036

Commitments and contingencies
Redeemable convertible preferred stock	—	37,078	(37,078	) (q)	—
Stockholders’ Equity:
Common stock	859	5	(5	) (q)	859
Additional capital	1,134,279	—	—		1,134,279
Accumulated deficit	(718,025)	(23,307)	(162,493	) (q) (r)	(903,825)
Accumulated other comprehensive income	82,239	143	(143	) (q)	82,239

Total stockholders’ equity (deficit)	499,352	(23,159)	(162,641)		313,552

	$1,275,127	$35,425	$(63,964)		$1,246,588

See notes to unaudited pro forma condensed consolidated financial statements.

Valeant Pharmaceuticals International
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(In thousands)
Note 1 — Basis of Presentation
The unaudited pro forma condensed consolidated statements of operations are based on historical statements of operations of Valeant Pharmaceuticals International (“Valeant” or the “Company”) and Dow Pharmaceutical Sciences, Inc. (“Dow”), after giving effect to the acquisition of Dow as if it occurred on January 1, 2007 for the year ended December 31, 2007 and for the nine months ended September 30, 2008. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 is based on historical balance sheets of Valeant and Dow, after giving effect to the acquisition of Dow as if it occurred on September 30, 2008.
The acquisition has been accounted for as a purchase business combination, and as such the Dow assets acquired and liabilities assumed have been recorded at their estimated respective fair values as of December 31, 2008 as determined by management based upon a third-party valuation. The Company has not completed its determination of the estimated fair value of the identifiable intangible assets acquired and expects to do so by the first quarter of 2009. However, the Company believes the estimated fair values as presented in these pro forma financial statements are reasonable. The fair value of the net assets acquired exceeded the purchase price and resulted in the recognition of conditional purchase consideration.
The agreed price for the Dow acquisition was $285.0 million, subject to certain closing adjustments. The accounting treatment for the acquisition requires the recognition of additional conditional purchase consideration which would have been $99.1 million as of September 30, 2008, because the fair value of the net assets acquired exceeded the total amount of the agreed price. The total purchase price for accounting purposes is $388.4 million including the conditional purchase consideration of $99.1 million and transaction fees. We paid $242.5 million in cash, net of cash acquired, as of December 31, 2008, paid $5.6 million in January 2009, and incurred transaction costs of $5.4 million. We have remaining payment obligations of $36.0 million, $35.0 million of which we will pay by June 30, 2009, into an escrow account for the benefit of the Dow common stockholders, subject to any indemnification claims made by us for a period of eighteen months following the acquisition closing. We have granted a security interest in certain royalties to be paid to us to the Dow common stockholders until we satisfy our obligation to fund the $35.0 million escrow account. Contingent consideration of up to $235.0 million may be incurred for future milestones related to certain pipeline products still in development. Over 85% of this contingent consideration is dependent upon the achievement of approval and commercial targets. Future contingent consideration paid in excess of the $99.1 million conditional purchase consideration will be treated as an additional cost of the acquisition and result in the recognition of goodwill.
The purchase price allocation included $185.8 million of acquired in-process research and development assets which were not yet complete and had no future uses in their current state. The major risks and uncertainties associated with the timely and successful completion of the acquired in-process research and development assets consist of the ability to confirm the safety and efficacy of the product based upon the data from clinical trials and obtaining the necessary approval from the FDA. The in-process research and development assets are comprised of the following items; IDP-107 for the treatment of acne, IDP-108 for fungal infections and IDP-115 for rosacea, which were valued at $107.3 million, $49.0 million and $29.5 million, respectively. All of these in-process research and development assets had not yet received approval from the FDA as of the acquisition date. The estimated fair value of the in-process research and development assets was determined based upon the use of a discounted cash flow model for each asset. The estimated after-tax cash flows were probability weighted to take into account the stage of completion and the risks surrounding the successful development and commercialization of each asset. The cash flows for each asset were then discounted to a present value.
The purchase price allocation also included $184.4 million of identified intangible assets, including $104.5 million for developed formulations, $74.0 million of outlicensed technology and $5.9 million of customer relationships. The estimated fair value of the identifiable intangible assets was determined based upon the use a discounted cash flow model for each asset which was then discounted to a present value. The preliminary estimated useful lives for the identified intangible assets range from 3 to 11 years.

Valeant Pharmaceuticals International
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements-(Continued)
(In thousands)
The purchase price allocation included a reduction to Dow’s historical deferred revenue as required under Emerging Issues Task Force Issue No. 01-3, Accounting in a Business Combination for Deferred Revenue of an Acquiree. A reduction of $4.5 million was made to Dow’s historical deferred revenue for the amount which did not represent a legal performance obligation to provide future goods or services. The adjustment was determined by estimating the cost of future services to be provided including a normalized profit.
The following table summarizes the components of the purchase price:

Cash consideration paid or payable, net of cash acquired	$283,894
Conditional purchase consideration	99,089
Transaction costs	5,381

Total purchase price	$388,364

The following table summarizes the estimated fair values of net assets acquired:

Current assets	$19,860
Property, plant and equipment	3,480
Other long-term assets	6,202
Identifiable intangible assets	184,400
In-process research and development	185,800
Current and long-term liabilities	(11,378)

Net assets acquired	$388,364

Note 2 — Pro Forma Adjustments
(a)	Represents incremental amortization expense of $26.8 million for the identified intangible assets for developed formulations, outlicensed technology and customer relationships based upon the estimated fair value assigned to these assets at the date of acquisition and useful lives preliminarily estimated to range from 3 to 11 years.

(b)	Reflects the reduction in Valeant’s interest income due to use of $242.5 million, net of cash acquired, of Valeant cash used to fund the acquisition, assuming an interest rate based upon Valeant’s historical average interest rate earned on cash of 5.7%. It also reflects the reversal of Dow’s historical interest income of $0.2 million.

(c)	Reflects the elimination of Dow’s historical interest expense of $0.2 million on the notes payable related to the Dow Employee Stock Ownership Plan and the accretion of Dow’s historical redeemable convertible preferred stock.

(d)	Valeant has a full valuation allowance against deferred tax assets in the United States resulting in no income tax effect for the benefit of Dow’s historical loss from continuing operations or the pro forma adjustments.

(e)	Represents incremental amortization expense of $20.1 million for the identified intangible assets for developed formulations, outlicensed technology and customer relationships based upon the estimated fair value assigned to these assets at the date of acquisition and useful lives preliminarily estimated to range from 3 to 11 years.

Valeant Pharmaceuticals International
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements-(Continued)
(In thousands)
(f)	Reflects the reduction in Valeant’s interest income due to use of $242.5 million, net of cash acquired, of Valeant cash used to fund the acquisition, assuming an interest rate based upon Valeant’s historical average interest rate earned on cash of 2.7%. It also reflects the reversal of Dow’s historical interest income of $0.1 million.

(g)	Reflects the elimination of Dow’s historical interest expense of $0.2 million on the notes payable related to the Dow Employee Stock Ownership Plan and accretion on Dow’s historical redeemable convertible preferred stock.

(h)	Valeant has a full valuation allowance against deferred tax assets in the United States resulting in no income tax effect for the benefit of Dow’s historical loss from continuing operations or the pro forma adjustments.

(i)	Reflects use of Valeant’s cash of $246.6 million used to fund the acquisition.

(j)	Reflects the elimination of Dow’s historical goodwill of $1.7 million.

(k)	Reflects $184.4 million of the Dow purchase price allocated to the fair value of acquired intangibles.

(l)	Reflects accrued purchase consideration and other liabilities associated with the transaction of $46.6 million.

(m)	Reflects the elimination of Dow’s historical $4.5 million dividends payable for redeemable convertible preferred stock and $0.7 million of accrued incentives for Class A common stockholders.

(n)	Reflects the elimination of Dow’s historical $0.1 million and $0.2 million of short-term and long-term notes payable related to Dow Employee Stock Ownership Plan.

(o)	Reflects the elimination of $1.2 million and $3.3 million of Dow’s historical short-term and long-term deferred revenue, respectively, for which no legal obligation existed as of the acquisition date to provide goods, services or other consideration to customers.

(p)	Reflects the conditional purchase consideration of $99.1 million which arose in the acquisition because the fair value of the net assets acquired exceeded the agreed price.

(q)	Reflects the elimination of Dow’s historical redeemable convertible preferred stock of $37.1 million, common stock of $0.005 million, accumulated deficit of $23.3 million and accumulated other comprehensive income of $0.1 million.

(r)	Reflects $185.8 million of the Dow purchase price allocated to the fair value of the in-process research and development assets acquired which were not yet complete and had no future uses in their current state and would be charged to research and development costs at the acquisition date.